UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): December 21, 2005
                         CITADEL SECURITY SOFTWARE INC.
             (Exact Name of Registrant as Specified in its Charter)

    DELAWARE                      000-33491                  75-2873882
    (STATE OR OTHER        (COMMISSION FILE NUMBER)        (IRS EMPLOYER
    JURISDICTION OF                                    IDENTIFICATION NUMBER)
     INCORPORATION)

                               TWO LINCOLN CENTRE
                          5420 LBJ FREEWAY, SUITE 1600
                       DALLAS, TEXAS                75240
               (Address of Principal Executive Offices)(Zip Code)

       Registrant's Telephone Number, Including Area Code: (214) 520-9292

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On December 21, 2005, Citadel received a letter from The Nasdaq Stock Market notifying Citadel that Citadel has not regained compliance with the Nasdaq's Marketplace Rule 4310(c)(4) within 180 days of the previously announced failure to comply with the Rule. Citadel is not eligible for an additional 180 day compliance period because Citadel does not meet The Nasdaq Capital Market initial inclusion criteria set forth in Marketplace Rule 4310(c), including the minimum stockholders' equity, net income or market value criteria. As a result, Citadel's securities are subject to delisting from the Nasdaq SmallCap Market. Citadel intends to request a hearing to appeal the Nasdaq Staff's determination to a Nasdaq Listing Qualifications Panel, in accordance with the Marketplace Rule 4800 Series. Under Nasdaq rules, the hearing request will stay the delisting of Citadel's securities pending the Panels' decision. There can be no assurance that the Panel will grant Citadel's request for continued listing.

Citadel intends to continue to monitor the bid price for its common stock between now and the hearing date. If its common stock does not trade at a level that is required to regain compliance, Citadel's Board of Directors will consider options available to Citadel to achieve compliance. Citadel intends to request an additional extension of time to regain compliance with the Nasdaq's listing requirements.


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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Citadel Security Software Inc.

(Registrant)

By: /s/ STEVEN B. SOLOMON
Steven B. Solomon
Chief Executive Officer

Dated as of December 23, 2005